                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          THE WACKENHUT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                JAMES P. ROWAN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

WACKENHUT


EXECUTIVE OFFICES
1500 San Remo Avenue
Coral Gables, Florida 33146
Telephone: (305) 666-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 1995

To the Shareholders:

The Annual Meeting of the Shareholders of The Wackenhut Corporation will be held on Friday, April 28, 1995, at 9:00 A.M. at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida for the purpose of considering and acting on the matters following:

     (1)  the election of eleven directors for the ensuing year;

     (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1995, and to perform such other services as may be requested;

     (3) approval of The Wackenhut Corporation Annual Bonus Plan for Designated Executive Officers.

     (4) the transaction of any other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only shareholders of Series A Common Stock of record at the close of business March 14, 1995, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL SERIES A COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

You are requested promptly to sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, regardless of whether you expect to be present at this meeting. A return envelope which requires no postage is enclosed for that purpose. If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

By order of the Board of Directors.

                                        James P. Rowan
                                        Vice President, General Counsel,
                                        and Assistant Secretary
March 28, 1995

PROXY STATEMENT

                                                                  March 28, 1995
The Wackenhut Corporation
Executive Offices
1500 San Remo Avenue
Coral Gables, Florida 33146
Telephone: (305) 666-5656

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Wackenhut Corporation for the Annual Meeting of Shareholders of the Corporation to be held at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida, April 28, 1995, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation, and the proposal to approve The Wackenhut Corporation Annual Bonus Plan for Designated Executive Officers. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions. If no instructions are given the Proxy Card will be voted as follows:

     FOR  -    The election of the Directors nominated by the Board of
               Directors.

     FOR  -    Proposal to approve the appointment of Arthur Andersen LLP as the independent certified public accountants of the Corporation.

     FOR - Proposal to approve The Wackenhut Corporation Annual Bonus Plan for Designated Executive Officers.

Holders of shares of the Series A Common Stock of the Corporation of record as of the close of business on March 14, 1995, will be entitled to one vote for each share of stock standing in their name on the books of The Wackenhut Corporation.

On March 14, 1995, 3,858,885 shares of Series A Common Stock were outstanding. The Series A Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP, to approve The Wackenhut Corporation Annual Bonus Plan for Designated Executive Officers and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 28, 1995.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of eleven (11) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. All of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting except General Julius W. Becton, Jr., who was elected to the Board at the April 1994 Board of Directors meeting. All are proposed for re-election to the Board of Directors of the Corporation at the April 28, 1995 annual meeting of shareholders.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:

NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION
-------------------------------------------------------------------------------
JULIUS W. BECTON, JR.    General Becton, former President of Prairie View A & M
      1994               University, Texas, has a public service career that
     Age 68              includes two key government positions preceded by
                         service in the U.S. Army during which he attained the
    [Photo]              rank of Lieutenant General.  While in the Army, he
                         commanded the lst Cavalry Division and the VII  Corp,
                         and was the Deputy Commanding General of the U.S. Army
                         Training and Doctrine Command.  He is a veteran of
                         three wars, World War II, the Korean War and Vietnam.
                         After departing the service in 1983, he served as
                         Director of the Office of U.S. Foreign Disaster
                         Assistance, and from 1985 to 1989 was the Director,
                         Federal Emergency Management Agency.  He was later
                         chief operating officer for American Coastal
                         Industries, Inc.  He is on the Board of Directors of
                         Illinois Tool Works, Inc., a multinational manufacturer
                         of highly engineered assemblies and systems, and the
                         Marine Spill Response Corporation.  He is on the Board
                         of Advisers of Metters Industries, Inc. and the
                         Advisory Board of the National Communications Systems.
                         He is a member of the Defense Science Board Readiness
                         Task Force, and the Department of Defense Army Advisory
                         Panel.  He serves on  the board of several civic public
                         service organizations.  He received numerous U.S. Army
                         service and valor awards, including the Distinguished
                         Service Medal; and the Distinguished Service Award for
                         his service as the Director, Federal Emergency
                         Management Agency.  He has a B.A. from Prairie  View A
                         & M University, and an M.A. in economics from the
                         University of Maryland.   He has been awarded honorary
                         Doctor of Laws degrees by two universities. (e)(f)
-------------------------------------------------------------------------------
RICHARD G. CAPEN, JR.    Ambassador  Capen is an author, speaker and independent
      1993               corporate director.  He was formerly United States
     Age 60              Ambassador to Spain (1992-93), Vice Chairman and
                         Director of Knight Ridder, Inc. (1989-91), and Chairman
    [Photo]              and Publisher of The Miami Herald (1983-89).  During
                         his years as Publisher  of The Miami Herald, the
                         newspaper received five Pulitzer Prizes and was honored
                         twice as one of the top ten dailies in America.
                         Ambassador Capen started his newspaper career in l96l
                         with Copley Newspapers in San Diego, California.  From
                         l968-7l, Ambassador Capen was a senior civilian
                         official with the U.S. Department of Defense, where he
                         served first as Deputy Assistant Secretary of Defense
                         for Public Affairs and subsequently as Assistant to the
                         Secretary of Defense for Legislative Affairs.  In l97l
                         he was awarded the Defense Department's highest
                         civilian decoration for his leadership.  Ambassador
                         Capen has served as director of several public
                         corporations, and as a member of advisory boards at
                         Stanford and Duke Universities.  He is a member of the
                         Board of Directors of Carnival Cruise Lines, New
                         Economy Fund, a mutual fund, and Smallcap World Fund, a
                         mutual fund.  Ambassador Capen is a l956 graduate of
                         Columbia University which he attended on an NROTC
                         scholarship. (a)(b)(c)
-------------------------------------------------------------------------------

NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION
-------------------------------------------------------------------------------
ANNE NEWMAN FOREMAN      Mrs.  Foreman served as the Under Secretary of the
      1993               United States Air Force from September 1989 until
     Age 47              January 1993.  Prior to her tenure as Under Secretary,
                         she was General Counsel of the Department of the Air
                         Force and a member of the Department's Intelligence
     [Photo]             Oversight Board.  Mrs. Foreman served in the White
                         House as Associate Director of Presidential Personnel
                         for National Security (1985-1987) and practiced law
                         with the Washington office of the Houston-based law
                         firm of Bracewell and Patterson, and with the British
                         solicitors Boodle Hatfield, Co., in London, England
                         (1979-1985). Mrs. Foreman is a former member of the
                         career Foreign Service, having served in Beirut,
                         Lebanon; Tunis, Tunisia, and the U.S. Mission to the
                         United Nations in New York.  She was a U.S. delegate to
                         the 3lst Session of the U.N. General Assembly and to
                         the 62nd Session of the U.N. Economic and Social
                         Council.  Mrs. Foreman received a B.A. degree, Magna
                         Cum Laude, from the University of Southern California
                         and a M.A. (History) from the same institution.  She
                         also holds a J.D. from the American University and was
                         awarded an Honorary Doctorate of Laws from Troy State
                         University.  Mrs. Foreman is a member of Phi Beta
                         Kappa, has been a member of numerous Presidential
                         delegations, and was twice  awarded the Air Force Medal
                         for Distinguished Civilian Service. (c)(d)
-------------------------------------------------------------------------------
EDWARD L. HENNESSY, JR.  Mr. Edward L. Hennessy, Jr., served as Chairman of the
      1993               Board and Chief Executive Officer of Allied-Signal Inc.
     Age 67              from 1979 to 1991.  He was previously Executive Vice
                         President and member of the Board of Directors and
    [Photo]              Executive Committee of United Technologies Corporation,
                         Senior Vice President for Administration and Finance
                         for Heublein, Inc. and Controller with IT&T
                         Corporation.  He is a member of the Board of Directors
                         of Martin Marietta, The Bank of New York, Titan
                         Pharmaceuticals, and Walden Residential Properties,
                         Inc.  He is Vice Chairman of the Corporate Fund of the
                         John F. Kennedy Center for the Performing Arts, a
                         Trustee of The Catholic University of America, a
                         Director of The Coast Guard Academy Foundation, Inc.,
                         founding President of the Tri-County Scholarship Fund
                         and Treasurer of the March of Dimes.  He was a member
                         of The President's Private Sector Survey on Cost
                         Control, The (New Jersey) Governor's Management
                         Improvement Plan, Inc., and the Tender Offer Advisory
                         Committee of the Securities & Exchange Commission.  He
                         also is a member of The Conference Board, Inc. and the
                         Economic Club of New York.   He has numerous honorary
                         degrees and is a graduate of Fairleigh Dickinson
                         University in New Jersey, where he is a Trustee and
                         Chairman of the University's Board. (a)(c)(d)
-------------------------------------------------------------------------------
PAUL X. KELLEY           General Kelley is the Vice Chairman of Cassidy and
    1988                 Associates, Inc., a government relations firm in
   Age 66                Washington, D.C. He is also on the Board of Directors
                         of Allied-Signal, Inc., an aerospace, automotive
                         products, and engineered materials company; GenCorp,
    [Photo]              Inc. a propulsion, defense electronics, and ordnance
                         company;  PHH Corporation, a vehicle and relocation
                         management services company; Saul Centers, Inc. a real
                         estate investment trust; Sturm, Ruger and Co., Inc., a
                         small arms company and UST, Inc., a tobacco products,
                         wine and smoker accessories company. He is the former
                         Commandant of the Marine Corps, having retired as a
                         four-star General in 1987. As a Marine officer, he
                         commanded an infantry battalion in Vietnam during 1966;
                         and during 1970-71, he commanded the 1st Marine
                         Regiment, the last Marine ground combat unit to leave
                         Vietnam.  He later commanded the 4th Marine Division,
                         and was the first commander of the Rapid Deployment
                         Joint Task Force, a four service force headquartered in
                         Florida. He is the recipient of numerous awards for
                         valor and distinguished service during over
                         thirty-seven years of active military service.  General
                         Kelley has a B.S. in economics from Villanova
                         University and is a graduate of the Air War College. He
                         has been awarded honorary doctoral degrees by four
                         major universities.(b)(e)
-------------------------------------------------------------------------------

NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION
-------------------------------------------------------------------------------
ROBERT Q. MARSTON        Dr. Marston is Chairman of the Board of Cordis
      1984               Corporation, a health products company. He was
     Age 72              President of the University of Florida for a decade,
                         1974-1984, and he became President-Emeritus on
                         September 1, 1984. Prior to assuming the University of
    [Photo]              Florida post, Dr. Marston was Vice Chancellor and Dean
                         of Medicine at the University of Mississippi, Jackson;
                         Director of the National Institutes of Health,
                         Bethesda, MD; Scholar in Residence, University of
                         Virginia, Charlottesville, and Distinguished Fellow at
                         the National Academy of Sciences, Washington, D.C. He
                         is a Director of Johnson & Johnson, a health products
                         company; and the First National Bank of Alachua,
                         Florida. He is past Chairman of the National
                         Association of State Universities and Land Grant
                         Colleges, and a member of senior national medical
                         organizations in his field, including medical
                         components of the National Academy of Sciences. He is
                         Chairman of the Commission on Medical Education of the
                         Robert Wood Johnson Foundation and a member of the
                         Board of Visitors of Virginia Military Institute.  Dr.
                         Marston received a B.S. degree from the Virginia
                         Military Institute, an M.D. degree from the Medical
                         College of Virginia and a B.S. degree from Oxford
                         University. He is a Rhodes Scholar, and a Markle
                         Scholar.(b)(c)
-------------------------------------------------------------------------------
JORGE L. MAS CANOSA      Mr. Mas Canosa is Chairman of the Board of MasTec,
        1993             Inc., a public engineering contracting firm
       Age 55            specializing in telecommunications infrastructure, and
                         is one of the few Hispanics in the United States to own
      [Photo]            a majority interest in a public company.  He is also
                         Chairman of the Board of Neff Machinery, a construction
                         equipment distributor; President of multiple
                         enterprises in the area of real estate transactions and
                         the development of family housing, office and
                         industrial projects; Director of First Union
                         Corporation of Florida and First Union National Bank of
                         Florida; Director of Land Air Transport, Inc.; and
                         Chairman of the Cuban American National Foundation, an
                         independent, non-profit institution  which promotes
                         freedom and democracy for Cuba.  He was appointed
                         Chairman of the Presidential Advisory Board for Cuba
                         Broadcasting by President Ronald Reagan and has served
                         three Administrations in that capacity, including
                         President Bill Clinton.  He is recipient of the
                         Lincoln-Marti Award from the U.S. Department of Health,
                         Education and Welfare, and has been honored by the
                         Vatican for service to his community.  In addition to
                         receiving an honorary doctorate degree from Mercy
                         College in New York, Mr. Mas Canosa attended the
                         University of Oriente Law  School in Cuba and is a
                         graduate of the Presbyterian Junior College in North
                         Carolina. (e)(f)
-------------------------------------------------------------------------------
NANCY CLARK REYNOLDS     Ms. Reynolds is Senior Consultant of The Wexler Group,
       1986              a governmental relations and public affairs consulting
      Age 67             firm in Washington, D.C. She currently serves as a
                         Director of Sears, Roebuck & Co., Allstate Insurance
     [Photo]             Company and The Norrell Corporation, a temporary help
                         service firm. She is a member of the Board of the
                         National Park Foundation and a trustee of the
                         Smithsonian Museum of the American Indian. She is a
                         past president of the Business and Government Relations
                         Council. She was formerly a Director of the Chicago
                         Mercantile Exchange, G.D. Searle & Co., and Viacom
                         International. From 1977-82, she was a Vice President
                         of the Bendix Corporation. She received her B.A. degree
                         in English from Goucher College and an Honorary Degree
                         of Laws from Gonzaga University. (d)(f)
-------------------------------------------------------------------------------

NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION
-------------------------------------------------------------------------------
THOMAS P. STAFFORD       General Stafford is a Consultant for the firm of
      1991               General Technical Services, Inc., which he joined in
     Age 64              1984.  He is also Vice Chairman and co-founder of
                         Stafford, Burke and Hecker, Inc., a Washington-based
    [Photo]              consulting firm.  After serving as an astronaut for a
                         number of years, he retired in 1979 from the Air Force
                         as a Lt. General and Deputy Chief of Staff for
                         Research, Development and Acquisition. He then served
                         as Vice Chairman of Gibraltar Exploration Limited until
                         1984. Gen. Stafford is also Chairman of the Board of
                         Omega Watch Corporation of America and is a Director of
                         Allied Signal; CMI Corporation; Fisher Scientific
                         International, Inc.; Pacific Scientific Company;
                         Seagate Technology, Inc.; Tracor, Inc.; Tremont
                         Corporation; and Wheelbrator Technologies, Inc.(b)(e)
-------------------------------------------------------------------------------
GEORGE R. WACKENHUT      Mr. Wackenhut is Chairman of the Board and Chief
       1958              Executive Officer of the Corporation. He was President
      Age 75             of the Corporation from the time it was founded until
                         April 26, 1986. He formerly was a Special Agent of the
     [Photo]             Federal Bureau of Investigation. He is a member of the
                         Board of Directors of Wackenhut Corrections
                         Corporation, a former member of the Board of Directors
                         of SSJ Medical Development, Inc., Miami, Florida, and
                         is on the Dean's Advisory Board of the University of
                         Miami School of Business. He is on the National Council
                         of Trustees, Freedoms Foundation at Valley Forge, the
                         President's Advisory Council for the Small Business
                         Administration, Region IV, and a member of the National
                         Board of the National Soccer Hall of Fame. He is a past
                         participant in the Florida Governor's War on Crime and
                         a past member of the Law Enforcement Council, National
                         Council on Crime and Delinquency, and the Board of
                         Visitors of the U.S. Army Military Police School. He is
                         also a member of the American Society for Industrial
                         Security. He was a recipient in 1990 of the Labor Order
                         of Merit, First Class, from the government of
                         Venezuela. Mr. Wackenhut received his B.S. degree from
                         the University of Hawaii and his M.Ed. degree from
                         Johns Hopkins University. Mr. Wackenhut is married to
                         Ruth J. Wackenhut, Secretary of the Corporation. His
                         son Richard R. Wackenhut, is a Director-nominee.(a)(f)
-------------------------------------------------------------------------------
RICHARD R. WACKENHUT     Mr. Wackenhut, President and Chief Operating Officer of
        1986             the Corporation since April 26, 1986, was formerly
       Age 47            Senior Vice President, Operations from 1983-1986. He
                         was Manager of Physical Security from 1973-74. He also
      [Photo]            served as Manager, Development at the Corporation's
                         Headquarters from 1974-76; Area Manager, Columbia, SC
                         from 1976-77; District Manager, Columbia SC from
                         1977-79; Director, Physical Security Division at
                         Corporate Headquarters 1979-80; Vice President,
                         Operations from 1981-82; and Senior Vice President,
                         Domestic Operations from 1982-83. Mr. Wackenhut is a
                         member of the Board of Directors of Wackenhut
                         Corrections Corporation, Wackenhut del Ecuador, S.A.;
                         Wackenhut UK, Limited; Wackenhut Dominicana, S.A.; and
                         a Director of several domestic subsidiaries of the
                         Corporation. He is a member of the executive committee
                         of the St. Thomas University Advisory Board and a
                         Director of  Associated Industries of Florida. He is
                         also a member of the American Society for Industrial
                         Security, the International Security Management
                         Association, and the International Association of
                         Chiefs of Police.  He received his B.A. degree from The
                         Citadel in 1969, and completed the Advanced Management
                         Program of the Harvard University School of Business
                         Administration in 1987.  Mr. Wackenhut is the son of
                         George R. Wackenhut, a Director-nominee, and Ruth J.
                         Wackenhut, Secretary of the Corporation. (a)(d)
-------------------------------------------------------------------------------

     (a)  Member of Executive Committee
     (b)  Member of Nominating and Compensation Committee
     (c)  Member of Audit and Finance Committee
     (d)  Member of Corporate Planning Committee
     (e)  Member of Operations and Oversight Committee
     (f)  Member of Fair Employment Practices Committee

The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES
OF THE BOARD OF DIRECTORS

The Wackenhut Corporation has an Audit and Finance Committee whose members are as follows:
Edward L. Hennessy, Jr., Chairman       Anne N. Foreman
Richard G. Capen, Jr., Vice Chairman    Robert Q. Marston

The Audit and Finance Committee met four times during the past fiscal year.

The Audit and Finance Committee's principal functions and responsibilities are as follows:

     1. Recommend the selection, retention, or termination of the Corporation's independent auditors.
     2.   Review the proposed scope of the audit and fees.
     3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.
     4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.
     5. Review with management and members of the internal audit team the activities of and recommendations made by this group.
     6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the Corporation.
     7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.
     8.   Make periodic reports to the full Board on its activities.

The Wackenhut Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Assistant Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of four meetings of the Board of Directors was held during the 1994 fiscal year. Mr. Jorge L. Mas Canosa attended less than 75% of Board and assigned Committee meetings during fiscal 1994.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation's Series A and Series B Common Stock, each with a par value of $.10 per share, that was beneficially owned as of February 15, 1995, by each director nominee for election as director at the 1995 Annual Meeting of Shareholders, by each named executive officer, by all director nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation's outstanding Series A or Series B Common Stock.

                                             COMMON STOCK

                              SERIES A-(VOTING)        SERIES B-(NON-VOTING)
                         ------------------------------------------------------
BENEFICIAL OWNER          AMOUNT & NATURE    PERCENT   AMOUNT & NATURE   PERCENT
                           OF BENEFICIAL       OF       OF BENEFICIAL       OF
                           OWNERSHIP (1)     CLASS      OWNERSHIP (1)     CLASS
--------------------------------------------------------------------------------
DIRECTOR-NOMINEES
Julius W. Becton, Jr.              --           -             125           *
Richard G. Capen, Jr.              --           -             250 (2)       *
Anne N. Foreman                    --           -             250           *
Edward L. Hennessy, Jr.            --           -             250           *
Paul X. Kelley                   1000 (2)       *            1750 (2)       *
Robert Q. Marston                 600 (3)       *            1150 (3)       *
Jorge L. Mas Canosa                --           -             250 (2)       *
Nancy Clark Reynolds              400           *             850           *
Thomas P. Stafford                 --           -             250           *
George R. Wackenhut         1,929,606 (4)    50.00 %    2,925,737 (4)     49.34%
Richard R. Wackenhut               65 (5)       *          26,353 (5)       *

EXECUTIVE OFFICERS
Alan B. Bernstein                 500           *          20,072 (7)       *
Fernando Carrizosa                 --           -          15,285 (7)       *
Timothy P. Cole                   500           *          20,042 (7)       *


ALL NOMINEES AND
EXECUTIVE OFFICERS
AS A GROUP                  1,932,671        50.08 %    3,042,614         51.31%
OTHER
Wellington Management
Company (6)                   292,900         7.59 %           --           -
*Beneficially owns less than 1%

     (1) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Each person reported as the beneficial owner of stock owned of record by, or in joint tenancy with another person, has only shared voting and investment power over the stock.

     (2)  All shares held jointly with his wife.

     (3) Includes 100 Series A and 150 Series B shares held jointly with his wife and the balance held in his own name.

     (4) George R. Wackenhut and Ruth J. Wackenhut, his wife and Secretary of the Corporation, own 1,857,276 shares of Series A and 2,785,914 shares of Series B as joint tenants. In addition, Mrs. Wackenhut owns 20,000 shares of Series A and 30,000 shares of Series B in her own name, and Mr. Wackenhut owns 52,330 shares and 82,323 shares of Series A and Series B, respectively, in his own

                                                                               9

          name with respect to which each disclaims beneficial ownership of those shares held by the other. Also includes 27,500 Series B shares over which Mr. Wackenhut has an option.

     (5) 65 shares of Series A and 97 shares of Series B held in trust for daughter, Jennifer A. Wackenhut, under Florida Gifts to Minors Act and the balance in his own name. Also includes 25,000 Series B shares over which Mr. Wackenhut has an option.

     (6) Whose address is 75 State Street, Boston, MA 02109. Holdings shown are as of December 31, 1994.

     (7) Includes Series B shares over which the Executive Officers have options.

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended January 1, 1995 and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Corporation, and the capacities in which the services were rendered.


SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                               ----------------------------        --------------------------------------------------
                                                                          AWARDS              PAYOUTS
                                                                   RESTRICTED   SECURITIES                ALL OTHER
                                                                     STOCK      UNDERLYING    LTIP        COMPEN-
                                                                     AWARDS     OPTIONS/      PAYOUTS      SATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY ($)     BONUS ($)    ($)(1)(2)    SARS(#)       ($)(5)      ($)(3)& (4)
---------------------------------------------------------------------------------------------------------------------
George R. Wackenhut,           1994    732,000        329,000          N/A        112,833                    16,543
Chairman of the Board and      1993    650,000              -          N/A                    32,162         16,543
Chief Executive Officer        1992    600,000        95,000           N/A                                   16,543

Richard R. Wackenhut,          1994    451,000        208,000       29,341        110,333                    59,000
President and Chief            1993    390,000         55,000       13,006                    10,553         59,000
Operating Officer              1992    355,000         87,000       11,833                                   55,924

Alan B. Bernstein,             1994    253,000        123,000       14,710         82,750                    51,000
Executive Vice President,      1993    225,000         40,000        5,999                     4,809         51,000
and President, Domestic        1992    200,000         62,000        5,333                                   47,935
Operations Group

Timothy P. Cole                1994    242,000        125,000       14,405        104,083                    74,000
Executive Vice President,      1993    215,000         45,000        5,730                     4,557         74,000
and President, Government      1992    190,000         60,000        5,067                                   70,000
Services Group

Fernando Carrizosa             1994    198,000         69,000       10,401         68,333                    50,000
Senior  Vice President, and    1993    168,000         30,000        3,295                     2,394         50,000
President, International       1992    135,000         50,000        2,704                                   46,667
Operations Group

N/A - Not applicable

     (1) The aggregate number and value of restricted stock holdings (including restricted stock units and performance shares) based upon the Series B Common Stock fair market value at December 31, 1994 is

10

          as follows (performance shares and restricted stock units have been adjusted for a 25% stock dividend in the form of a stock split declared in 1994):

                                 RESTRICTED
                                   STOCK              PERFORMANCE             TOTA                   FAIR
                                   UNITS                SHARES             UNITS/SHARES          MARKET VALUE
---------------------------------------------------------------------------------------------------------------------
G. R. Wackenhut                                         25,583               25,583                 $310,194
R. R. Wackenhut                    6,528                 9,160               15,688                 $190,217
A. B. Bernstein                    3,128                 4,494                7,622                  $92,417
T. P. Cole                         3,023                 4,376                7,399                  $89,713
F. Carrizosa                       1,946                 3,005                4,951                  $60,031

The restricted stock units vest after 7 years of continuous employment from date of grant.

     (2)  Dividends are paid on restricted stock.
     (3) This column represents (for the CEO) the cost of a split-dollar life insurance policy on George R. Wackenhut and Ruth J. Wackenhut.
     (4) This column represents (except for the CEO) the cost of providing for future liabilities under the Senior Officer Retirement Plan.
     (5) There was no payout of awards for the 1992-1994 performance cycle because return on equity performance goals were not met.

LONG TERM INCENTIVE STOCK PLAN - AWARDS IN THE LAST FISCAL YEAR

The following table sets forth certain information concerning awards made under the Company's Key Employee Long-Term Incentive Stock Plan to the named executives during 1994. The Plan is a series of successive overlapping three year periods commencing the first day of each fiscal year. Awards are earned only if certain predetermined criteria are met. Adjustments may be made in performance share awards to consider aspects of performance that may not be reflected in the Company's financial results.


                                                                      ESTIMATED FUTURE PAYOUTS
                             NUMBER OF       PERFORMANCE           UNDER NON-STOCK PRICE-BASED PLAN
                              SHARES,          OR OTHER
                             UNITS, OR       PERIOD UNTIL     THRESHOLD        TARGET             MAXIMUM
                            OTHER RIGHTS     MATURATION OR     PAYOUT          PAYOUT              PAYOUT
NAME                            (#)            PAYOUT (1)       ($)             ($)                 ($)
------------------------------------------------------------------------------------------------------------
George R. Wackenhut            18,334         1994-1996        $ 79,750        $ 159,500          $239,250
Richard R. Wackenhut            6,744         1994-1996        $ 29,334        $  58,667           $88,001
Alan B. Bernstein               3,379         1994-1996        $ 14,700        $  29,400           $44,100
Timothy P. Cole                 3,310         1994-1996        $ 14,400        $  28,800           $43,200
Fernando Carrizosa              2,391         1994-1996        $ 10,400        $  20,800           $31,200

     (1) Average Return on Equity performance goals are set by the Nominating and Compensation Committee for all of the three-year performance cycles.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                                                                                   PRICE APPRECIATION
                        INDIVIDUAL GRANTS                                                         FOR OPTION TERM (3)
                    -------------------------------------------------------------------------    -----------------------
                         NUMBER OF           % OF TOTAL
                         SECURITIES         OPTIONS/SARS
                         UNDERLYING          GRANTED TO      EXERCISE OR
                        OPTIONS/SARS        EMPLOYEES IN     BASE PRICE        EXPIRATION
NAME                    GRANTED (1)          FISCAL YEAR      ($/SHARE)           DATE           5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------------------
George R. Wackenhut     27,500 (2)              8.5%          7.70 (2)        30- Apr- 04        133,168      337,475
                        48,000                 10.7%          2.40            29- Feb- 04         72,449      183,599
                        37,333                 10.7%          7.50            05- May- 04        176,089      446,244

Richard R. Wackenhut    25,000 (2)              7.7%          7.70 (2)        30- Apr- 04        121,062      306,795
                        48,000                 10.7%          2.40            29- Feb- 04         72,449      183,599
                        37,333                 10.7%          7.50            05- May- 04        176,089      446,244

Alan B. Bernstein       18,750 (2)              5.8%          7.70 (2)        30- Apr- 04         90,797      230,097
                        36,000                  8.0%          2.40            29- Feb- 04         54,336      137,699
                        28,000                  8.0%          7.50            05- May- 04        132,068      344,686

Timothy P. Cole         18,750 (2)              5.8%          7.70 (2)        30- Apr- 04         90,797      230,097
                        48,000                 10.7%          2.40            29- Feb- 04         72,449      183,599
                        37,333                 10.7%          7.50            05- May- 04        176,089      446,244

Fernando Carrizosa      15,000 (2)              4.6%          7.70 (2)        30- Apr- 04         72,637      184,077
                        30,000                  6.7%          2.40            29- Feb- 04         45,280      114,749
                        23,333                  6.7%          7.50            05- May- 04        110,055      278,901

     (1)  Options are listed for each executive in the following order:
               The Key Employee Long-Term Incentive Stock Plan of the
               Corporation
               Wackenhut Corrections Corporation 1994 Stock Option Plan (the "First Plan")
               Wackenhut Corrections Corporation Stock Option Plan (the "Second Plan")
          No options were exercised in 1994.
     (2) The number of options granted and base price have been adjusted to reflect the effect of a 25% stock dividend in the form of a stock split effective January 9, 1995.
     (3) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF
                                                         SECURITIES                VALUE OF
                                                         UNDERLYING                UNEXERCISED
                                                         UNEXERCISED               IN-THE MONEY
                                                         OPTIONS/SARS              OPTIONS/SARS
                                                          AT FISCAL                  AT FISCAL
                            SHARES                       YEAR-END (#)              YEAR-END  ($)
                           ACQUIRED        VALUE       ---------------------------------------------
                           ON EXERCISE     REALIZED     EXERCISABLE (E)/           EXERCISABLE (E)/
                              (#)            ($)        UNEXERCISABLE (U) (1)      UNEXERCISABLE (U)
----------------------------------------------------------------------------------------------------
George R. Wackenhut          NONE             NA            27,500  U                  121,688  U
                             NONE             NA            48,000  E                  694,800  E
                             NONE             NA            37,333  E                  349,997  E

Richard R. Wackenhut         NONE             NA            25,000  U                  110,625  U
                             NONE             NA            48,000  E                  694,800  E
                             NONE             NA            37,333  E                  349,997  E

Alan B. Bernstein            NONE             NA            18,750  U                   82,969  U
                             NONE             NA            36,000  E                  521,100  E
                             NONE             NA            28,000  E                  262,500  E

Timothy P. Cole              NONE             NA            18,750  U                   82,969  U
                             NONE             NA            48,000  E                  694,800  E
                             NONE             NA            37,333  E                  349,997  E

Fernando Carrizosa           NONE             NA            15,000  U                   66,375  U
                             NONE             NA            30,000  E                  434,250  E
                             NONE             NA            23,333  E                  218,747  E

     (1)  Options are listed for each executive in the following order:
          The Key Employee Long-Term Incentive Stock Plan of the Corporation Wackenhut Corrections Corporation 1994 Stock Option Plan (the "First Plan")
          Wackenhut Corrections Corporation Stock Option Plan (the "Second
          Plan")

SENIOR OFFICER RETIREMENT PLAN

The following table sets forth the estimated annual benefits payable under the Retirement Plan for senior officers.

                                                       RETIREMENT PLAN TABLE
                                                          ANNUAL BENEFITS
                           ------------------------------------------------------------------------------
                                     OFFICER                                         BENEFICIARIES
                           ----------------------------                       ---------------------------
R. R. Wackenhut            $ 175,000         20 years                         $ 100,000          10 years
A. B. Bernstein              150,000         20 years                           100,000          10 years
T. P. Cole                   125,000         20 years                            50,000          10 years
Fernando Carrizosa           100,000         20 years                            50,000          10 years

The Retirement Plan for senior officers provides that the Corporation will pay certain sums to the senior officers or their beneficiaries for twenty (20) years beginning on the date of their death or retirement after age 60, or to their beneficiaries for ten years if they die before age 60.

The Corporation has purchased life insurance on the lives of such senior officers in amounts that, in the aggregate, will substantially fund its future liability under the Retirement Plan.


With respect to the five most highly compensated executive officers of the Corporation, George R. Wackenhut is not a participant in the Retirement Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met two times in fiscal 1994. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs.
Among its other duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Company's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Company's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, and long-term incentive awards.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Company determines a salary for each senior executive position (exclusive of the CEO) that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management obtains reports from independent organizations concerning compensation levels for reasonably comparable companies. This information is used as a market check on the reasonableness of the salaries proposed by management. In the past, these analyses have indicated that the total compensation for the top executives of the Company is in the lower ranges in comparison to the comparator companies. The comparator companies are composed of a diversified group of service companies whose revenue, performance, and position matches were deemed relevant and appropriate by the outside firm. Management recommends executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is substantial deviation between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee evaluates numerous factors, including the Company's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Company. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, is utilized as appropriate. For example, the Compensation Committee may take into consideration an officer's efforts in positioning the Company for future growth.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers for the last three years. The increase in the CEO's salary for 1994 was attributable to the overall financial performance of the Company, strategic objectives and the quality of his leadership. In 1994, the Compensation Committee formally evaluated the performance of the CEO.

The Company has an incentive compensation plan (the Bonus Plan) for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan is based on the Company's consolidated revenue and income and Business Unit revenues and service profits. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The Company has elected to comply with Section 162(m) of the Internal Revenue Code to the extent it deems appropriate. Based upon this, a new Annual Bonus Plan for Designated Executive Officers is being presented to the shareholders for approval.

The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation of same among the participants, are based on several factors, including the Company's profitability, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan.

The Company also maintains a Key Employee Long-Term Incentive Stock Plan (the Incentive Plan) for all executive officers, including the CEO and the other named officers. Participants in the Incentive Plan are assigned a target incentive award, stated as a percentage of such participant's base salary depending upon the participant's position with the Company. The target incentive award for fiscal 1994 for the CEO, the Chief Operating Officer, Executive Vice Presidents, and Senior Vice Presidents of the Company were 22%, 20%, 18% and 16%, respectively, of base salary.

Participants in the Incentive Plan may be granted one or more types of long-term incentive vehicles as awards. Initially, awards have been limited to grants of restricted stock units and/or performance shares. The Compensation Committee determines the percentage of the target incentive award that will be allocated to restricted stock units and the percentage that will be allocated to performance shares. Awards in each category are earned only if certain predetermined criteria are met. In general, restricted stock unit awards are currently earned based on an employee's continued employment with the Company for a period of seven years from the date of grant, although the Compensation Committee can increase or decrease the time period for future grants and may also include performance criteria. Performance shares are earned only if certain three-year return on equity performance goals established by the Compensation Committee are attained. In setting the return on equity goals for each three-year period, the Compensation Committee considers prior years' performance, industry trends, the performance of major financial indicators and the prevailing economic circumstances. In its discretion, the Compensation Committee may make adjustments to performance share awards to consider aspects of performance that may not be reflected in the Company's financial results.

The purpose of the Incentive Plan is to reward superior corporate performance with a variable component of pay that can only be earned if performance criteria are met. The Incentive Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the Bonus Plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Company.

The base salary, Bonus Plan, and Incentive Plan components of compensation, as implemented by the above described policies, have resulted in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.

     By the Nominating and Compensation Committee
     Robert Q. Marston, Chairman
     Thomas P. Stafford, Vice Chairman
     Richard G. Capen
     Paul X. Kelley

Comparison of Five-Year
Cumulative Total Return* (Chart Here)

The Wackenhut Corporation,
Wilshire 5000 Equity, and
S&P Commercial Services Indexes                        [GRAPH]

-------------------------------------
Performance through December 31, 1994

Assumes $100 invested on December 31,1989, in
Wackenhut Series A Common Stock and the Index companies
* Total return assumes reinvestment of dividends.


                         -------------------------------------------------------
                          1989       1990     1991      1992      1993     1994
--------------------------------------------------------------------------------
Wackenhut                  100        95       119       125       117      123
Wilshire 5000 Equity       100        94       126       137       153      153
S&P Specialized Services   100        84        91        90        88       80
--------------------------------------------------------------------------------


The above graph compares the performance of The Wackenhut Corporation with that of the Wilshire 5000 Equity, and the S&P Specialized Services Index, which is a published industry index. An outside consulting firm was retained to evaluate the feasibility of constructing a custom peer group or the selection of a comparable peer group. The consultant's conclusion was that there is no appropriate five-year index of large labor-intensive security and protective service companies presently available and the construction of a custom peer group would not be appropriate because of the lack of sufficient data on the other large security companies. The selection of the S&P Specialized Services Index was the closest index the consultants believed appropriate. If there is a published index of large security companies or when sufficient data is available, the Company may consider, in future years, changing to a different index or custom peer group in place of the S&P Specialized Services Index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has a joint life policy on George R. Wackenhut and Ruth J. Wackenhut in the amount of $800,000. The cost of the policy is $16,543 per year and substantially all of the premium is paid by the Corporation. The agreement further provides that $760,000 of the proceeds from the policy will be paid to the Corporation as reimbursement of the costs related to the original agreement and the amended and restated agreement.

In March 1995, the Corporation entered into a non-binding letter of intent with U.S. Development Corp. for the sale of the building housing the Corporation's headquarters located in Coral Gables, Florida. U.S. Development Corp. is wholly-owned by Mr. Jorge L. Mas Canosa and certain of his family members. Mr. Jorge L. Mas Canosa is a director of the Corporation. The purchase price for the building is $13,175,000 which is payable all in cash, subject to certain adjustments. The purchase price was determined by negotiations between the Corporation and U.S. Development Corporation. Management of the Corporation believes that the terms of the letter of intent, including the purchase price, are no less favorable to the Corporation than those that could have been obtained from unaffiliated third parties. Under the letter of intent, the Corporation is (i) to continue to occupy its existing space in the building until March 1, 1996, at which time it is to vacate certain parts of the building and (ii) to pay rent at the rate of $16.13 per square foot until such time that it vacates the space. The letter of intent is subject to the negotiation and execution by the Corporation and U.S. Development Corp. of a mutually acceptable written purchase agreement. The Corporation currently anticipates that it will enter into such purchase agreement in late March or early April, 1995, although no assurance can be given in this regard.

The Corporation has taken a special one-time charge in the fourth quarter of fiscal 1994 to provide for a loss resulting from a write-down in the carrying value of the building. The charge is approximately $8.7 million ($5.4 million or 56 cents per share after taxes).

DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during fiscal year 1994 an annual retainer fee at the rate of $10,000 per year plus $1,250 for each Board Meeting attended, $500 for each committee meeting attended as committee members, and $750 for each committee meeting attended as committee chairmen. Each Director also received from the Corporation during fiscal year 1994 one hundred shares of Series B Common Stock of the Corporation.

No Directors or their affiliates were compensated for services rendered to the Corporation during 1994 other than the standard Director retainer and attendance fees.

SECTION 16 FILING VIOLATIONS

The Company inadvertently failed to file one SEC Form 4 for General P.X. Kelley during 1994 after being informed of his purchase of 795 shares each of Series A and B common stock in August of 1994. Otherwise all SEC Forms 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for 1994 have furnished the Corporation with a statement that no filing is due.

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practice, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1995, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.

PROPOSAL TO APPROVE
THE WACKENHUT CORPORATION ANNUAL BONUS PLAN
FOR DESIGNATED EXECUTIVE OFFICERS

Under amendments to the Internal Revenue Code of 1986, as amended (the "Code"), adding Section 162(m) to the Code and the proposed rules and regulations issued thereunder ("Section 162(m)"), the Company for federal income tax purposes, generally may not deduct certain employee compensation that would otherwise be deductible to the extent that such compensation exceeds $1,000,000 for any such individual in any fiscal year.

However, compensation that is "performance-based" [as defined in Section 162(m)] is not subject to the deductible limitations. In addition to other requirements, compensation will be considered "performance-based" if it is paid pursuant to a plan the material terms of which are disclosed to and approved by shareholders prior to the payment of such compensation. The Bonus Plan is intended to comply with the requirements of Section 162(m), and, by obtaining shareholder approval of the Bonus Plan, the Corporation expects to preserve the deductibility of annual Bonus Plan compensation paid to its executive officers. Accordingly, the Nominating and Compensation Committee (the Committee) has approved the adoption of the Annual Bonus Plan for Designated Executive Officers of the Company (Bonus
Plan), and has recommended the Bonus Plan be submitted to the shareholders for adoption. The Bonus Plan is designed to qualify compensation paid thereunder as performance based for purposes of Section 162(m).

Cash bonuses under the Bonus Plan are predicated on the achievement by the Company of performance goals for the year. Subject to shareholders approval of the Bonus Plan, attainment of the specified performance goal(s), and committee certification that performance goals were achieved, actual cash awards under the Bonus Plan will be made. The Committee believes the Bonus Plan will enable the Company to continue to attract, motivate, reward and retain executives to promote the financial performance and growth of the Company, without limiting the Company's ability to deduct compensation awarded under the Bonus Plan for federal income tax purposes.

Administrator: The Bonus Plan is administered by the Committee which is comprised of Directors of the Corporation who are independent, non-employee directors that are not eligible to participate in any of the executive compensation programs. Thus, the composition of the Committee satisfies the requirements of the Internal Revenue Code.

Plan Year: The plan year is the Corporation's fiscal year which is the calendar year.

Eligible Participants: Senior executive officers (approximately seven individuals) are eligible to participate in the Bonus Plan. The Committee shall designate the executive officers who shall participate in the Bonus Plan for the plan year. Any person who is a participant in the Bonus Plan shall be ineligible to participate in the regular Senior Officer Incentive Plan for such year.

Determination of Bonus: The award of a bonus under the Bonus Plan in any given year is conditioned on the achievement by the Company of one or more specific performance goals for such year. The Committee will establish particular performance goals based on one or more of the following measures of the Company's financial performance for such year: gross revenues, income before or after tax, return on investment, return on equity, return on revenue and market value of common stock. After the end of each year, the Committee will determine whether the particular performance goals established for such year have been satisfied as derived from the Company's financial statements (prepared in accordance with generally accepted accounting principles consistently applied in accordance with past accounting practices).

No participant shall receive a bonus for any performance period in which the applicable minimum company performance factor is not met. The committee has the authority to reduce the amount of or eliminate any bonus otherwise payable, although it does not have the power to increase the amount of an award as determined pursuant to the formula. The maximum bonus that a participant can receive under the Bonus Plan for any performance period is $1,500,000. All bonuses awarded under the Bonus Plan are payable in cash. The Committee believes that the award of annual bonuses based on any of the performance criteria provided in the Bonus Plan will further the Company's philosophy that executive compensation be aligned with the financial interests of the Company's shareholders.

Estimate of Benefits: The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. Had this Bonus Plan been in effect last year, the Chairman of the Board would have been the only person who would have participated in the plan. Payment would have been as follows:

     NAME AND POSITION                  DOLLAR VALUE ($)
     ---------------------------------------------------
     George R. Wackenhut                   $308,560
     Chairman of the Board
     and Chief Executive Officer

No amounts would have been payable to any other employees or directors of the Company.

Amendment and Termination of Plan: The Committee may amend prospectively or terminate the Bonus Plan at any time.

SHAREHOLDER APPROVAL OF THE PLAN: THE BOARD OF DIRECTORS DEEMS IT TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS TO PRESERVE, INSOFAR AS POSSIBLE, THE CORPORATION'S TAX DEDUCTION FOR ANNUAL COMPENSATION PAID IN EXCESS OF $1 MILLION TO ITS EXECUTIVE OFFICERS, AND THEREFORE RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE BONUS PLAN.


SHAREHOLDER PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the April 26, 1996, Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 1995.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors.



                                        James P. Rowan
                                        Vice President, General Counsel
                                        and Assistant Secretary

March 28, 1995

-------------------------------------------------------------------------------
A copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 1995 including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, will be made available without charge to interested shareholders upon written request to Robert P. Harwood, Vice President, Investor/Public Relations, The Wackenhut Corporation, 1500 San Remo Avenue, Coral Gables, Florida 33146.

PROXY

                            THE WACKENHUT CORPORATION

                              1500 San Remo Avenue
                           Coral Gables, Florida 33146

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints George R. Wackenhut and Richard R. Wackenhut as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Series A Common Stock of The Wackenhut Corporation held of record by the undersigned on March 14, 1995, at the Annual Meeting of Shareholders to be held at the Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida, at 9:00 A.M., April 28, 1995, or at any adjournment thereof.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.


                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE.)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                                                 /X/ PLEASE MARK
     _______________                                                 YOUR VOTES
     SERIES A COMMON                                                  AS THIS

1.   ELECTION OF DIRECTORS

     VOTING FOR all nominees listed to the right (except as marked to the
     contrary).                                                              / /

     VOTE WITHHELD as to all nominees                                        / /

     NOMINEES: Julius W. Becton, Jr., Richard G. Capen, Jr., Anne N. Foreman, Edward L. Hennessy, Jr., Paul X. Kelley, Robert Q. Marston, Jorge L. Mas Canosa, Nancy Clark Reynolds, Thomas P. Stafford, George R. Wackenhut, Richard R. Wackenhut

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

     FOR  / /     AGAINST  / /     ABSTAIN / /

2. Proposal to approve for the fiscal year 1995 the appointment of ARTHUR ANDERSEN LLP as the independent certified public accountant of the Corporation.

     FOR  / /     AGAINST  / /     ABSTAIN / /

3. Proposal to approve The Wackenhut Corporation Annual Series Plan for Designated Executive Officers.

     FOR  / /     AGAINST  / /     ABSTAIN / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please date and sign exactly as name appears below. Joint owners should each sign. Attorneys-in-fact, Executors, Administrators, Trustees, Guardians, or corporate officers should give full title.

Dated                              , 1995
      -----------------------------


------------------------------------------
                  Signature


------------------------------------------
          Signature if held jointly


    PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE.